Exhibit 15

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FORM OF RESCISSION OFFER ELECTION FORM

IF YOU WISH TO ACCEPT THE RESCISSION OFFER, PLEASE COMPLETE, ELECTRONICALLY SIGN AND SUBMIT THIS FORM, TOGETHER WITH ALL OTHER REQUIRED DOCUMENTATION, PURSUANT TO THE INSTRUCTIONS BELOW AND ENSURE ITS RECEIPT BY 5:00 P.M., EASTERN TIME, ON ______, 2018 (THE "EXPIRATION DATE").

WE URGE YOU TO REVIEW THE OFFERING CIRCULAR CAREFULLY BEFORE DECIDING WHETHER TO ACCEPT OR REJECT THE RESCISSION OFFER.

iConsumer Corp.

73 Greentree Drive, #558

Dover, DE 19904

Ladies and Gentlemen:

I have received and read the offering circular dated ________, 2018 of iConsumer Corp. (the “Company”) relating to its rescission offer, pursuant to which the Company offers to rescind (the "Rescission Offer") the award of shares of its Series A Non-Voting Preferred Stock and Bitcoin in connection with purchase transactions that I completed on iConsumer.com between February 14, 2018 and May 23, 2018 (the "Purchase Period").  I acknowledge that I have had an opportunity to carefully review the information from the Company that I consider important in making my election. I advise the Company as follows by placing an "X" in the proper spaces provided below (and filling in the appropriate table(s), if applicable):

☐	1.	I hereby elect to reject the rescission offer and desire to retain the Shares and Bitcoin.
☐	2.	I hereby elect to accept the rescission offer and rescind the award of (a) ___________ (fill in number) shares and to receive, (i) for all shares currently held, an amount equal to $0.09 per share plus interest at the applicable statutory rate per year from the date the shares were earned and available for issuance (90 days subsequent to the date of accrual) through the Expiration Date and (ii) for all shares sold prior to the date of this rescission offer, an amount equal to $0.09 per shares, less the proceeds from the sale of such shares, plus interest at the applicable statutory rate per year from the date of sale through the Expiration Date, and (b) ______ Bitcoin. I authorize and direct the Company to deduct the _____Bitcoin from my iConsumer.com account.
☐	3.	I have sold all or a portion of the award shares at a loss.

PROVIDE THE FOLLOWING INFORMATION ONLY IF YOU HAVE SOLD ALL OR A PORTION OF YOUR AWARD SHARES

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Date of Sale	Number of Award Shares Sold	Sale Price of Award Shares Sold

Note: If you have sold award shares to a third party prior to the date of the rescission offer in a bona fide transaction, please upload proof reasonably satisfactory to the Company evidencing the sale. Satisfactory proof of sale may take the form of appropriate documentation reflecting the sale and the sale price. If the proof of a bona fide sale is not reasonably satisfactory to the Company, the Company may require additional proof. In addition, the Company may require evidence that any sale of award shares was a bona fide transfer of such shares.

For any election to rescind to be effective, you must electronically complete and submit this Rescission Offer Election Form, together with all other required documentation, at [website page address].  We must receive a properly completed form before ______, 2018 in order for your election to be effective.  See the instructions at www.iconsumer.com/rescission_offer for further details.

You should write down your identification number displayed on this Rescission Offer Election Form as you will need to provide it if you want to revoke your acceptance prior to the Expiration Date.

Effective as of the Expiration Date of the rescission offer, the undersigned accepts the rescission offer for all shares and Bitcoin that the undersigned earned during the Purchase Period. As of the date hereof and as of the Expiration Date, the undersigned hereby represents that the undersigned is conveying all interests in the shares free and clear of all liens and encumbrances of any kind, and that except as otherwise indicated no such interest has been previously or concurrently transferred in any manner or any other person or entity.

[Signatures on next page]

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I hereby certify that the information contained in this Rescission Offer Election Form is true and correct.

Name (please print)

Social Security Number

Street Address

City, State and Zip Code of Residence

Telephone Number

Identification Number

Signature

Date

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